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                                                                     EXHIBIT 3.4





                              AMENDED AND RESTATED


                                   BYLAWS OF


                             VARSITYBOOKS.COM INC.,


                             A DELAWARE CORPORATION





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                               TABLE OF CONTENTS


ARTICLE 1:  OFFICE AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   Section 1.1  Delaware Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 1.2  Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 1.3  Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2:  STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   Section 2.1  Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 2.2  Special Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 2.3  Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 2.4  Notice of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Section 2.5  Quorum and Adjournment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Section 2.6  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Section 2.7  Notice of Stockholder Business and Nominations  . . . . . . . . . . . . . . . . . . . . . .  2
   Section 2.8  Procedure for Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Section 2.9  Inspectors of Elections; Opening And Closing The Pools  . . . . . . . . . . . . . . . . . .  5
   Section 2.10  Consent of Stockholders In Lieu of Meeting . . . . . . . . . . . . . . . . . . . . . . . .  5
   Section 2.11  Fixing Date For Determination Of Stockholders Of Record  . . . . . . . . . . . . . . . . .  5
   Section 2.12  List of Stockholders Entitled To Vote  . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 3:  BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

   Section 3.1  General Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 3.2  Number, Tenure and Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 3.3  Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 3.4  Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 3.5  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Section 3.6  Conference Telephone Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Section 3.7  Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Section 3.8  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Section 3.9  Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Section 3.10  Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Section 3.11  Written Action By Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Section 3.12  Compensation Of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 4:  OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

   Section 4.1  Elected Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Section 4.2  Election And Term Of Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Section 4.3  Chairman Of The Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Section 4.4  President and Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Section 4.5  Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Section 4.6  Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Section 4.7  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 4.8  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





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
   ARTICLE 5:  STOCK CERTIFICATES AND TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

   Section 5.1  Stock Certificate and Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 6:  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

   Section 6.1  Right To Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Section 6.2  Right To Advancement Of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Section 6.3  Right Of Indmenitee To Bring Suit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 6.4  Non-Exclusivity Of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 6.5  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 6.6  Indemnification Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Section 6.7  Effect Of Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 7:  MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

   Section 7.1  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Section 7.2  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Section 7.3  Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Section 7.4  Waiver Of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Section 7.5  Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   Section 7.6  Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   Section 7.7  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   Section 7.8  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   Section 7.9  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 8:  AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

   Section 8.1  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





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                                   ARTICLE 1

                              OFFICES AND RECORDS

         SECTION 1.1 DELAWARE OFFICE. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

         SECTION 1.2 OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

         SECTION 1.3 BOOKS AND RECORDS. The books and records of the Corporation may be kept at the Corporation's headquarters in Washington, DC or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

                                   ARTICLE 2


                                  STOCKHOLDERS

         SECTION 2.1 ANNUAL MEETING. The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

         SECTION 2.2 SPECIAL MEETING. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Amended and Restated Bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

         SECTION 2.3 PLACE OF MEETING. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

         SECTION 2.4 NOTICE OF MEETING. Except as otherwise required by law, written or printed notice, stating the place, day and hour of the meeting and the purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if





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all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed and (unless the Corporation's Sixth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

         SECTION 2.5 QUORUM AND ADJOURNMENT. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 2.6 PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

         SECTION 2.7      NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

              A. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation's notice with respect to such meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.7.

              B. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A)(3) of this
Section 2.7, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement




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
and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if no proxy materials were mailed by the Corporation in connection with the preceding year's annual meeting, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

              C. Notwithstanding anything in the second sentence of paragraph (B) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

              D. Only persons nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to serve as directors and only such business shall be conducted at an





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


annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

              E. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (B) of this Section 2.7 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

              F. For purposes of this Section 2.7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              G.       Notwithstanding the foregoing provisions of this
Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 2.8 PROCEDURE FOR ELECTION OF DIRECTORS. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.





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



         SECTION 2.9      INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE
POLLS.

              A. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

              B. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

         SECTION 2.10 CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         SECTION 2.11 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior any other action. If no record date is fixed by the Board of Directors, then the record date shall be provided by applicable law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 2.12 LIST OF STOCKHOLDERS ENTITLED TO VOTE. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open for the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting.





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                                   ARTICLE 3

                               BOARD OF DIRECTORS

         SECTION 3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by the Certificate of Incorporation or by these Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes pursuant to the Certificate of Incorporation. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Directors need not be stockholders of the Corporation.

         SECTION 3.3 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

         SECTION 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

         SECTION 3.5 NOTICE. Notice of any special meeting shall be given to each director at his business or residence in writing or by telegram, facsimile transmission or telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under
Section 8.1 of Article VIII hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

         SECTION 3.6 CONFERENCE TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         SECTION 3.7 QUORUM. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 3.8 VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

         SECTION 3.9      COMMITTEES.

              A. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

              B. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

         SECTION 3.10 REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding





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


shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         SECTION 3.11 WRITTEN ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the proceedings of the Board of Directors or committee, respectively.

         SECTION 3.12 COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.



                                   ARTICLE 4

                                    OFFICERS


         SECTION 4.1 ELECTED OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         SECTION 4.2 ELECTION AND TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to
Section 4.7 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

         SECTION 4.3 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board.

         SECTION 4.4 PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the general manager of the Corporation, subject to the control of the Board of Directors, and as such shall preside at all meetings of shareholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors. If the Board of Directors creates the office of Chief Executive Officer as a separate office from President, the President shall be the chief operating officer of the corporation and shall be subject to the general supervision, direction, and control of the Chief Executive Officer unless the Board of Directors provides otherwise.

         SECTION 4.5 SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same.

         SECTION 4.6 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors the Chairman of the Board, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         SECTION 4.7 REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

         SECTION 4.8 VACANCIES. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                   ARTICLE 5

                        STOCK CERTIFICATES AND TRANSFERS

         SECTION 5.1      STOCK CERTIFICATES AND TRANSFERS.

              A. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

              B. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

              C. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate , or such owner's legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE 6

                                INDEMNIFICATION

         SECTION 6.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 6.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         SECTION 6.2 RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 6.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise; and PROVIDED, FURTHER, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a proceeding, alleging that such person has breached such person's duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

         SECTION 6.3 RIGHT OF INDEMNITEE TO BRING SUIT. The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and
Section 6.2, respectively, shall be contract rights.  If a claim under Section
6.1 or Section 6.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its

Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

         SECTION 6.4 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Amended and Restated Bylaws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 6.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         SECTION 6.6 INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided by this Article.

         SECTION 6.7 EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article and existing at the time of such amendment, repeal or modification.

                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1 FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December of each year.

         SECTION 7.2 DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

         SECTION 7.3 SEAL. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         SECTION 7.4 WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

         SECTION 7.5 AUDITS. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

         SECTION 7.6 RESIGNATIONS. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

         SECTION 7.7 CONTRACTS. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

         SECTION 7.8 PROXIES. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock and other securities of such other corporation or other entity, or to consent in writing, in the name of the

Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

         SECTION 7.9 SEVERABILITY. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation's Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with Certificate of Incorporation) shall remain in full force and effect.

                                   ARTICLE 8

                                   AMENDMENTS

         SECTION 8.1 AMENDMENTS. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting.

                          CERTIFICATE OF SECRETARY OF

                             VARSITYBOOKS.COM INC.

         The undersigned, Jack L. Lewis, hereby certifies that he is the duly elected and acting Secretary of VarsityBooks.com Inc., a Delaware corporation (the "Corporation"), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by the Directors on _________ __, 1999.

         IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this _____ day of _________, 1999.


                                        /s/ Jack L. Lewis
                                        --------------------------------------
                                        Jack L. Lewis, Secretary